March 3, 2011

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares
evidenced by One (1) American Depositary
Receipt representing Ten (10) Ordinary
Shares of CSR Limited
(Form F-6 File No. 333-155721)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the change in number of ordinary shares represented by one American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised ratio.

The Prospectus has been revised as follows:

(One (1) American Depositary Share
represents Four (4) Ordinary Shares).


Please contact me with any questions or
comments at 212 815-2301.


Paul Brophy
Senior Associate
The Bank of New York Mellon - ADR
Division

Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)









Depositary Receipts
101 Barclay Street, 22nd Floor West, New York 10286